Exhibit 99.1


         NetIQ Completes Acquisition of PentaSafe Security Technologies

SAN JOSE, Calif. -- Dec. 9, 2002 -- NetIQ Corp. (Nasdaq: NTIQ), a leading provider of Systems Management, Security Management and Web Analytics solutions, today completed its previously announced acquisition of PentaSafe Security Technologies, Inc., a recognized leader in integrated security management solutions designed to ensure continuous compliance with security policies as well as to defend against the latest security threats.

     The addition of PentaSafe accelerates NetIQ's presence and momentum in the Security Management market, broadens its customer base, and strengthens its security product portfolio and domain expertise. This merger also capitalizes on the convergence of systems and security management. Increasingly, systems management technologies such as data collection agents and event collection, consolidation, filtering, correlation and alerting are required to deliver enterprise scale security management solutions. The PentaSafe VigilEnt(TM) products will be integrated with NetIQ's Security Management and Administration products under the brand NetIQ VigilEnt.

     "Our acquisition of PentaSafe takes us a major step forward in our goal of continually expanding our leadership in the security management market," said Charles M. Boesenberg, chairman and CEO of NetIQ. "With leading positions in the policy management, directory and user management, firewall analysis and reporting, intrusion detection, vulnerability management and centralized security incident and event management markets, we are poised to marry the best of each product line into innovative end-to-end solutions that provide unparalleled integrated security management and serve the ever pressing needs of our customers."

     Douglas J. Erwin, general manager, security and administration business unit and former chief executive officer at PentaSafe, stated: "This combination will result in greatly enhanced offerings for our collective customers, increased business opportunities with partners, and compelling career opportunities for our employees."

About NetIQ

     Founded in 1995, NetIQ Corp. (Nasdaq: NTIQ) is a leading provider of Systems Management, Security Management and Web Analytics solutions. Historically focused on the Windows management market, NetIQ now delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold across all continents directly and through a network of authorized NetIQ partners and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Raleigh, N.C.; Bellevue, Wash.; and Portland, Ore. For more information, please visit NetIQ's Web site at [http://www.netiq.com/] or call (888) 323-6768.


                                       ###

Safe Harbor Statement

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the acquisition of PentaSafe, future financial results, product plans and market acceptance of the company's products. The company's future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include the current uncertain business climate; risks inherent in technology businesses, including the timing and successful development of new products; risks related to the integration of the companies and achievement of anticipated revenue and cost synergies; our ability to retain and hire technical personnel and other employees; changing relationships with customers, suppliers and strategic partners;

unanticipated costs associated with integration and operating activities; customer acceptance of new product offerings; pricing of new products; and competition in our various product lines. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

NetIQ and VigilEnt are trademarks or registered trademarks of NetIQ Corporation or its subsidiaries in the United States and other jurisdictions. All other company and product names may be trademarks or registered trademarks of their respective companies.

Contacts:

Susan Torrey, Press & Industry Analyst Relations, (408) 856-3028, susan.torrey@netiq.com
Jim Barth, Chief Financial Officer, (408) 856-3069, jim.barth@netiq.com